EXHIBIT 10.6

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”) is entered into as of the 1st day of October, 2008 (the “Effective Date”), by and between BRAND BUILDERS RX, LLC, a Delaware limited liability company (“Company”), and BRAND BUILDERS INTERNATIONAL, LLC, a Delaware limited liability company (“Brand Builders”). The Company and Brand Builders are hereunder also referred to collectively as the “Parties” and individually as a “Party”. All capitalized terms used herein without definition shall have the meanings set forth in the Operating Agreement of the Company, dated as of October 1, 2008.

W I T N E S S E T H:

WHEREAS, Brand Builders is in the business of providing administrative and marketing services; and

WHEREAS, Company desires to contract with Brand Builders, upon the terms and conditions hereafter set forth, to render such services to and on behalf of Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.         Management Services. On the terms and subject to the conditions set forth herein, Company hereby retains Brand Builders, and Brand Builders hereby agrees to be retained, for the purpose of providing the marketing, administrative and marketing services (“Management Services”) described in Schedule 1 hereto. Brand Builders will provide Management Services through its officers, employees and agents which shall, in any event, include Ilonka Harezi and/or Courtland Reeves. In addition to the Management Services, Brand Builders shall make Ms. Harezi and/or Mr. Reeves available to serve as officers and members of the Board of Managers of the Company and in such other capacities as the Board of Managers shall direct, and Brand Builders and its employees and agents shall report directly to the Board of Managers of the Company. Generally, Management Services shall be provided at the direction of the Board of Managers of the Company.

2.         Nature of Engagement. It is intended that Brand Builders shall provide Management Services consistent with the terms of the Operating Agreement, the terms of which are incorporated herein and made a part hereof to the extent relevant. Brand Builders, its members, managers, officers, employees and agents (collectively and individually unless otherwise required by the context, “Brand Builders”) shall serve as agents of the Company with such authority and responsibilities as may be delegated to them from time to time by the Board of Managers and consistent with any office to which they are elected or appointed. Nothing herein shall be construed to prohibit Brand Builders, its members, managers, officers, employees or agents from engaging in other services for themselves or third parties provided that such services are not inconsistent with or in opposition to the services and duties that such parties have under this Agreement, the Operating Agreement or applicable law.

3.         Management Fee. As compensation for rendering the Management Services, Company shall pay Brand Builders an amount equal to ten percent (10%) (“Fee”) of the total amount of Distributable Cash distributed to the Members, other than the Tax Allowance Amount (as such terms are defined in the Operating Agreement). The Fee shall be payable to Brand Builders at such times as the Company makes distributions to its Members in accordance with the Operating Agreement, other than in the case of a distribution solely of the Tax Allowance Amount. In addition, Brand Builders shall be reimbursed for all reasonable expenses incurred in connection with the performance of is duties under this Agreement, subject to provision of receipts and other documentation reasonably necessary for the Company’s tax and business records. Neither Brand Builders, nor its members, managers, officers, employees or agents shall be paid any other compensation for Management Services, except as expressly agreed between the Company and Brand Builders or the relevant person, and except for any distributions to which Brand Builders is entitled as a member under the terms of the Operating Agreement. Brand Builders acknowledges its sole responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes, workers’ compensation and unemployment taxes and like obligations with respect to the Fee. At the end of each calendar year during the term of this Agreement, the Company shall issue a Form 1099 to Brand Builders with respect to the Fee.

4.         Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Party that, as of the date hereof, the following statements are true and correct:

(a)    Organization. Such Party is a limited liability company validly existing under the laws of the state of Delaware, and has the power and authority as a limited liability company to enter into and perform this Agreement.

(b)    Authorization. All action as a limited liability company on the part of such Party necessary for the authorization, execution and delivery of this Agreement and for the performance of its respective obligations hereunder has been taken, and this Agreement when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of such Party.

(c)    Effect of this Agreement. Such Party’s execution, delivery and performance of this Agreement will not violate any agreement, including but not limited to its respective operating agreements, to which such Party is bound.

5.         Term. The term of this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until and unless terminated by the mutual consent of the Parties or otherwise terminated pursuant to this Section 5. Company may terminate this Agreement at its option in the event Brand Builders fails to perform, in any material respect, any of its obligations hereunder, after reasonable notice and an opportunity to cure, and Brand Builders may terminate this Agreement at its option in the event that Company fails to perform, in any material respect any of its obligations hereunder, after reasonable notice and an opportunity to cure. In addition, this Agreement shall automatically terminate without notice in the event that Brand Builders, Ilonka Harezi or Courtland Reeves cease to own equity interests totaling not less than ten percent (10%) of the Company’s equity interests, or Ilonka Harezi and Courtland Reeves are unable to participate in the performance of the Management Services as provided herein, whether because of death or disability (hereinafter referred to as “totally disabled” or under “total disability”) and such total disability continues for longer than ninety (90) days in any 365 day period, or otherwise is unable to perform under this Agreement for a period of ninety (90) days or more in any 365 day period. In addition, this Agreement may be terminated by the Company for “Cause.” As used herein, “Cause” means:

(a)       the intentional breach by Brand Builders of any duty of loyalty owed to the Company in the capacity as an officer or member of the Board of Managers of the Company that results in a material adverse effect on the Company; or

(b)	an act of fraud relating to the Company.

6.         Relationship of the Parties. Nothing herein shall be construed to create an employer-employee relationship between the Company and Brand Builders. Brand Builders is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The Fee set forth in Section 2 shall be the sole consideration due to Brand Builders for the services rendered hereunder. It is understood that Brand Builders as an independent contractor is solely responsible for all taxes, withholdings and other statutory or contractual obligations of any sort. Brand Builders will not represent to be or hold itself out as an employee of the Company. Brand Builders will ensure that its employees and agents are bound to and comply with Brand Builders’ obligations under this Agreement.

7.	Miscellaneous

(a)       Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

(b)       Notices. Any notice, payment, or communication required are permitted to be given by any provision of this Agreement shall be deemed delivered, whether actually received or not (i) when hand delivered, (ii) on the third (3rd) day after being deposited in United States Postal Service depository, first class postage prepaid, registered or certified mail, return receipt requested or (iii) on the next day after being sent by a nationally recognized overnight courier (e.g. Federal Express), in any case addressed to such party to the address as set forth below:

If to the Company:

Hydron Technologies, Inc.

82 Verissimo Drive

Novato, CA 94947

Attention: Richard Banakus, Chairman and Interim President

If to Brand Builders:

Brand Builders International, LLC

645 East Atlantic Avenue

Delray Beach, Florida

Attention:	Ilonka Harezi, Manager

(c)       Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)       Assignment. This Agreement and the services contemplated hereunder are personal to Brand Builders and Brand Builders shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the prior written consent of the Company. Any attempt to so shall be void.

(e)       Counterparts; Facsimile and PDF Signatures. This Agreement and any amendments hereto may be executed in one or more counterparts, or PDF each of which shall be deemed an original and all of which together will constitute one and the same instrument. Electronic facsimile transmission of the signature of a Party, any amendment to this Agreement or notice required or contemplated by this Agreement shall be deemed to be an original signature and binding for purposes of the document for which it relates.

(f)        Further Assurances. The Parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

(g)       No Third-Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

(h)       Amendment. The Company and Brand Builders hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change of this Agreement shall be valid and effective unless the Parties shall agree in writing to such amendment.

(i)        Entire Agreement. This Agreement, the Operating Agreement and the Related Agreements contains the entire agreement between the parties and supersedes all prior negotiations or agreements, whether written or oral, between them with respect to the matters set forth herein.

(j)        Venue and Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflict of laws principles, and, to the extent permitted by law venue in any action arising hereunder in connection herewith shall be exclusively Broward County, Florida.

(k)       Attorney Fees. If any Party hereto is required to engage in litigation or other legal proceeding against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation or proceeding results in a final judgment or ruling in favor of such party (“Prevailing Party”), then the party or parties against whom said final judgment or ruling is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all reasonable attorneys’ fees (including paralegal fees), court costs, and other expenses incurred throughout all negotiations, proceedings, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

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IN WITNESS WHEREOF, the Parties hereunto have executed this Agreement to be executed the day and year first above written.

COMPANY

BRAND BUILDERS RX, LLC

By:	/s/s David Pollock
Name:	David Pollock
Title:	Vice President

BRAND BUILDERS

BRAND BUILDERS INTERNATIONAL, LLC

By:	/s/s Ilonka Harezi
Name:	Ilonka Harezi
Title:	Manager

Signature Page to

Management Services Agreement

SCHEDULE 1

MANAGEMENT SERVICES

Management

Provide personnel to serve on the Board of Managers and as officers of the Company with such duties as may be assigned to them from time to time by the Board of Managers, including primary responsibility for the management and administration of the Company’s existing business, and planning for business expansion, including without limitation, the following:

•	development of budgets and projections for future operations,
•	development and oversight of internal controls,
•	recruiting and oversight of personnel, including all human resource related issues such as:
o	compensation
o	benefits
o	work relations
o	compliance with federal and state requirement
•	product production and quality control
o	vendor and customer relations
•	product distribution
•	cash management
•	insurance and other risk management services
•	financing, including:
o	vendor terms
o	customer terms
o	bank financing for working capital purposes including inventory purchases
o	equity and debt financing for growth and acquisitions
o	equipment leasing and other leasing transactions
•	information services
•	technology services including
o	product development
o	intellectual property protection and compliance

Marketing

Develop and implement, including by contracting with qualified third parties, a marketing plan and strategy for the company’s current and future products, including through use of print and electronic media; oversight over company websites, catalogues, and other marketing materials and initiatives, packaging and containers and labeling; review and oversight of internal and independent sales representatives; review and oversight of branding of products and company

Schedule 1-1